Exhibit 10.21

GRANT: PL 105 Multiple
UTAH STATE LEASE FOR COAL
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COTTONWOOD COMPETITIVE LEASING UNIT
PARCEL #1 (REVERSIONARY TRACT)
     THIS COAL MINING LEASE AND AGREEMENT (the “Lease”) is entered into and executed in duplicate as of January 18, 2008 (the “Effective Date”) by and between the STATE OF UTAH, acting by and through the SCHOOL AND INSTITUTIONAL TRUST LANDS ADMINISTRATION, 675 East 500 South, Suite 500, Salt Lake City, Utah 84102 (“Lessor”), and
Ark Land Company
One CityPlace Drive — Suite 300
St. Louis, MO 63141
having a business address as shown above (“Lessee”).
WITNESSETH:
     That the State of Utah, as Lessor, in consideration of the rentals, royalties, and other financial consideration paid or required to be paid by Lessee, and the covenants of Lessee set forth below, does hereby GRANT AND LEASE to Lessee the exclusive right and privilege to explore for, drill for, mine, remove, transport, convey, cross-haul, commingle, and sell the coal located within the boundaries of the following-described tract of land located in Emery County, State of Utah:
PARCEL 1 (Cottonwood Coal Exchange Tract — Partial)
Township 17 South Range, 6 East, SLB&M

Section 2: SW4 Section 3: Lots 1 thru 12, SE4 (All) Section 4: Lots 1, 2, S2NE4, SE4 Section 9: E2, E2W2 Section 10: Lots 1 thru 8, E2 (All) Section 11: All Section 12: W2W2
Section 13: W2W2

Section 14: Lots 1 thru 4, E2, NW4 (All)

Section 15: Lots 1 thru 12, NE4 (All)

Section 16: NE4NW4

Section 20: E2E2

Section 21: All

Section 22: All

Section 23: Lots 1 thru 12, NE4 (All)

Section 24: W2W2

Section 25 : N2NW4

Section 26: N2NE4, W2SW4NE4, NW4, N2SW4, W2NW4SE4

Section 27: N2, N2S2

Section-28: N2, N2SW4, SE4

Section 29: NE4
Containing 8,203.87 acres, more or less.
Together with the right and privilege to make use of the surface (but only to the extent owned by Lessor) and subsurface of the Leased Premises for uses incident to the mining of coal by Lessee on the Leased Premises or on other lands under the control of Lessee or mined in connection with operations on the Leased Premises, including, but not limited to, conveying, storing, loading, hauling, commingling, cross-hauling, and otherwise transporting coal; excavating; removing, stockpiling, depositing and redepositing of surface materials; and the subsidence, mitigation, restoration and reclamation of the surface.
     This Coal Mining Lease and Agreement is subject to, and Lessee hereby agrees to and accepts, the following covenants, terms, and conditions:
1.	LEASED MINERALS.
1.1	Coal. This mineral lease covers coal, which shall mean and include black or brownish-black solid fossil fuels that have been subjected to the natural processes of coalification, and which fall within the classification of coal by rank as anthracitic, bituminous, sub-bituminous, or lignitic, together with closely associated substances which include, but are not limited to other hydrocarbon substances physically contained within the same geologic strata as the coal. In the event that minerals other than coal are discovered during lease operations, Lessee shall promptly notify the Lessor.

1.2	Coalbed Methane. To the extent that Lessor owns gas, coalbed methane or coal seam gas (collectively “coalbed methane”) within the Leased Premises, Lessee may remove, vent, flare or capture such coalbed methane from the coal strata being mined and any overlying formations if such removal is necessary for safety reasons in the reasonable discretion of Lessee. If Lessee captures or uses such coalbed methane, it shall pay Lessor royalties on the value of such coalbed methane at the prevailing state royalty rate for natural gas, unless such royalties are expressly waived by Lessor. In the event that Lessor does not own coalbed methane within the Leased Premises, Lessee must obtain the consent of the owner of such coalbed methane prior to removal or capture of such gas. Except as expressly granted herein, the right to extract gas, coalbed methane and coal seam gas is not granted by this Lease.

1.3	No Warranty of Title. Lessor claims title to the mineral estate covered by this Lease. Lessor does not warrant title nor represent that no one will dispute the title asserted by Lessor. It is expressly agreed that Lessor shall not be liable to Lessee for any alleged deficiency in title to the mineral estate, nor shall Lessee become entitled to any refund for any rentals, bonuses, or royalties paid under this Lease in the event of title failure.

1.4	Reversion of Leased Premises to United States. Pursuant to the May 8, 1998 “Agreement to Exchange Utah School Trust Lands Between the State of Utah and the United States of America”, as ratified by Pub. L. No. 105-335, 112 Stat. 3139, ownership of the Leased Premises shall revert to the United States when SITLA has received $26,102,210 in rental and royalty income plus accrued interest, calculated pursuant to Section I.D.4 of that certain Memorandum of Understanding dated January 5, 1999 between the Utah School & Institutional Trust Lands

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Administration, the U.S. Department of the Interior, and the USDA-Forest Service. Upon reversion the United States shall succeed the State of Utah as Lessor.
2.	RESERVATIONS TO LESSOR. Subject to the exclusive rights and privileges granted to Lessee under this Lease, and further provided that Lessor shall refrain from taking actions with respect to the Leased Premises that may unreasonably interfere with Lessee’s operations, Lessor hereby excepts and reserves from the operation of this Lease the following rights and privileges (to the extent that Lessor has the right to grant such rights and privileges):
2.1	Rights-of-Way and Easements. Lessor reserves the right, following consultation with the Lessee, to establish rights-of-way and easements upon, through or over the Leased Premises, under terms and conditions that will not unreasonably interfere with operations under this Lease, for roads, pipelines, electric transmission lines, transportation and utility corridors, mineral access, and any other purpose deemed reasonably necessary by Lessor.

2.2	Other Mineral Leases. Lessor reserves the right to enter into mineral leases and agreements with third parties covering minerals other than coal, under terms and conditions that will not unreasonably interfere with operations under this Lease in accordance with Lessor’s regulations, if any, governing multiple mineral development.

2.3	Use and Disposal of Surface. To the extent that Lessor owns the surface estate of the Leased Premises and subject to the rights granted to the Lessee pursuant to this Lease, Lessor reserves the right to use, lease, sell, or otherwise dispose of the surface estate or any part thereof. Lessor shall notify Lessee of any such sale, lease, or other disposition of the surface estate.

2.4	Previously Authorized Improvements. If authorized improvements have been placed upon the Leased Premises by a third party prior to the commencement of this Lease, Lessee shall allow the owner of such improvements to remove them within ninety (90) days after the Lease term commences. Nothing in this paragraph shall authorize Lessee to remove surface improvements where Lessor does not own the surface estate.

2.5	Rights Not Expressly Granted. Lessor further reserves all rights and privileges of every kind and nature, except as specifically granted in this Lease.
3.	TERM OF LEASE; READJUSTMENT.
3.1	Primary Term. This Lease is granted for a “primary term” of ten (10) years commencing on the Effective Date and for a “secondary term” of an additional ten (10) years, subject to Lessee’s compliance with the requirements of paragraph 3.3, Diligent Operations; Minimum Royalty.

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3.2	Extension Beyond Secondary Term. Subject to Lessee’s compliance with the other provisions of this Lease, this Lease shall remain in effect beyond the secondary term and for as long thereafter as coal is produced in commercial quantities from the Leased Premises, or from lands constituting either (i) a logical mining unit approved by the Bureau of Land Management containing the Leased Premises, or (ii) a mining unit, in which the recoverable coal reserves can be developed in an efficient, economical and orderly manner as a unit with due regard to the conservation of recoverable coal reserves. The second type of mining unit requires a determination by the Lessor that the criteria set forth in item (ii) have been satisfied. The satisfaction of either (i) or (ii) above shall mean that the Lease is contained within an “approved mining unit”. For the purposes of this Lease, production of coal in commercial quantities shall mean production during each lease year of at least one per cent (1%) of the recoverable coal reserves within the Leased Premises or within lands constituting an approved mining unit which includes the Leased Premises, as such recoverable coal reserves are determined by Lessor after consultation with Lessee, subject to adjustment from time to time based upon reasonable justification from the Lessee.

3.3	Diligent Operations; Minimum Royalty. In the absence of actual production in commercial quantities as set forth in paragraph 3.2, Extension Beyond Secondary Term, this Lease shall remain in effect beyond the primary term only if the Lessee is engaged in diligent operations, exploration, research, or development activity (which development activity shall include, but not be limited to, pursuit of required permits and approvals) which in Lessor’s reasonable discretion is calculated to advance development or production of coal from the Leased Premises or lands constituting an approved mining unit which includes the Leased Premises, and Lessee pays an annual minimum royalty in advance on or before the anniversary date of the Effective Date. The minimum royalty shall be calculated by determining the production royalty that would be payable upon production of one per cent (1%) of the recoverable coal reserves within the Leased Premises, as such recoverable coal reserves are determined by Lessor after consultation with Lessee, subject to adjustment from time to time based upon reasonable justification from the Lessee. The unit value of the recoverable coal reserves for purposes of determining the minimum royalty shall be determined by Lessor using the methodology set forth in 43 C.F.R. 3483.4 (c)(1)- (3) (1998). Minimum royalties paid by Lessee pursuant to this paragraph may be credited against production royalties accruing during the term of this Lease.

3.4	Expiration; Cessation of Production. This Lease may not be extended pursuant to paragraph 3.3, Diligent Operations; Minimum Royalty, beyond the end of the twentieth year after the Effective Date except by the actual production of coal in commercial quantities from the Leased Premises or from lands constituting an approved mining unit which includes the Leased Premises. After expiration of the secondary term, this Lease will expire of its own terms, without the necessity of any notice or action by Lessor, if Lessee ceases production of coal in commercial quantities for an entire lease year, unless the Lease is suspended pursuant to paragraph 16.3, Suspension.

3.5	Readjustment. At the end of the primary term and at the end of each period of ten (10) years thereafter, Lessor may readjust the terms and conditions of this Lease (including without

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limitation rental rates, minimum royalties, royalty rates and valuation methods, and provisions concerning reclamation). In the event that the State as Lessor makes such readjustment prior to reversion, it shall not apply terms and conditions more economically disadvantageous than corresponding federal regulations and lease terms unless, based upon written findings after consultation with Lessee, it determines that the individual term or condition imposing the economic disadvantage is necessary to serve the best interests of the beneficiaries of the subject trust lands. If within thirty (30) days after submission of the readjusted lease terms to the Lessee, the Lessee determines that any or all of the proposed readjusted terms and conditions are unacceptable, then Lessee shall so notify Lessor in writing and the parties shall attempt to resolve the objectionable term or condition. If the parties are unable to resolve the matter and agree upon the readjusted terms and conditions submitted by Lessor at the end of such ten (10) year period, Lessee shall forfeit any right to the continued extension of this lease, and the lease shall automatically terminate, provided that nothing herein shall be deemed to preclude Lessee from appealing any readjustment by Lessor pursuant to applicable law

3.6	Relinquishment. Lessee may relinquish all or portions of this Lease at any time by filing a written notice of relinquishment with Lessor. Lessor may disapprove any relinquishment if Lessee has failed to pay all rentals, royalties, and other amounts due and owing to the Lessor, if the lease is otherwise not in good standing, or if relinquishment would in Lessor’s reasonable determination cause waste of economically recoverable coal. Lessee may not relinquish parcels smaller than a quarter-quarter section or surveyed lot. Upon approval, relinquishment shall relieve the Lessee of all future rental obligations as to the relinquished lands effective as of the date of filing of the relinquishment, but shall not relieve Lessee from other obligations to the extent provided in paragraph 15.2, Effect of Termination.
4.	BONUS BID. Lessee agrees to pay Lessor, an initial bonus bid in the sum of $21,485,798.50 as partial consideration for Lessor’s issuance of this Lease, payable in five equal annual installments of $4,297,159.70. The first annual installment shall be due with Lessee’s application to lease and the unpaid balance of the bonus bid shall be paid in equal installments on or before the next four successive anniversaries of the Effective Date of the lease. The bonus bid shall not bear interest; provided, however, that if this Lease is relinquished or otherwise terminated prior to the payment in full of the bonus bid, or if Lessee fails to make any bonus bid payment when due, the entire unpaid balance of the bonus bid shall immediately become due without regard to such relinquishment or termination, and such balance shall thereafter bear interest as provided in paragraph 16.2, Interest. Lessor may require Lessee to submit a bond or other sufficient surety to secure Lessee’s obligation to pay the unpaid balance of the bonus bid. The initial bonus bid may not be credited against any other bonus payments, annual rentals or royalties accruing under the lease.

5.	RENTALS. Lessee agrees to pay Lessor an annual rental of three dollars ($3.00) for each acre and fractional part thereof within the Leased Premises. Lessee shall promptly pay annual rentals each year in advance on or before the anniversary date of the Effective Date. Lessee may not credit rentals against

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production royalties or against minimum royalties payable pursuant to paragraph 3.3, Diligent Operations; Minimum Royalty.
6.	ROYALTIES.
6.1	Production Royalties. Lessee shall pay Lessor a production royalty of eight per cent (8%) of the value of all coal severed and removed from the Leased Premises. For all coal sold pursuant to an arm’s-length contract, value shall be determined on the basis of the gross proceeds received by Lessee from the sale or disposition of such coal. Gross proceeds shall include all bonuses, allowances or other consideration of any nature received by Lessee for coal actually produced. For any coal that is sold or disposed of other than by an arms-length contract, or for coal that is used within the mine permit area containing the Leased Premises for generation of electricity or for gasification, liquefaction, in situ processing, or other method of extracting energy from such coal, the value of such coal shall be determined by Lessor with reference to (in order of priority): (i) comparable arms-length contracts or other dispositions of like-quality coal produced in the same coal field; (ii) prices reported for that coal to a public utility commission; (iii) prices reported to other governmental agencies; or (iv) other relevant information.

6.2	Allowable Deductions. It is expressly understood and agreed that none of Lessee’s mining or production costs, including but not limited to costs for materials, labor, overhead, distribution, transportation within the mine permit area prior to the point of sale, loading, crushing, sizing, screening, or general and administrative activities, may be deducted in computing Lessor’s royalty. All such costs shall be entirely borne by Lessee and are anticipated by the rate of royalty set forth in this Lease. In the event that the point of sale for coal produced from this Lease is located outside the mine permit area boundary, Lessee may deduct the reasonable, actual costs of transportation of such coal from the mine permit area boundary to the point of sale from gross proceeds in computing Lessor’s royalty; provided, however, that transportation deductions for coal transported by Lessee, Lessee’s affiliates, or by non-arm’s-length contract are subject to review and modification by Lessor. Lessee shall be allowed to deduct its actual, reasonable washing and treatment costs from gross proceeds in computing Lessor’s royalty; provided, however, that, upon Lessor’s request Lessee shall provide to Lessor appropriate justification to demonstrate that Lessee’s costs are reasonable.

6.3	Reference to Federal Regulations. It is the intent of Lessor and Lessee that the calculation of the value of coal for royalty purposes be consistent with federal coal regulations governing the valuation of coal, except where this Lease expressly provides otherwise. In no event shall the value of coal used for calculation of royalties under this Lease be less than the value which would be obtained were federal royalty valuation regulations applied.

6.4	Royalty Payment. For all coal severed and removed from the Leased Premises that is used, sold, transported or otherwise disposed of during a particular month, Lessee shall pay royalties to

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Lessor on or before the end of the next succeeding month. Royalty payments shall be accompanied by a verified statement, in a form approved by Lessor, stating the amount of coal sold or otherwise disposed of, the gross proceeds accruing to Lessee, the calculation of allowable deductions, and any other information reasonably required by Lessor to verify production and disposition of the coal or coal products. In the event that Lessee uses or disposes of coal pursuant to a non-arm’s-length contract, or uses coal for generation of electricity or for gasification, liquefaction, in situ processing, or other method of extracting energy from such coal, Lessee shall notify Lessor of such use or disposal on or before the end of the next succeeding month following such use or disposal, and shall pay royalties upon Lessee’s good faith estimate of the value of such coal, subject to Lessor’s right to determine the value of such coal pursuant to paragraph 6.1, Production Royalties. After reversion of the Leased Premises to the United States pursuant to paragraph 1.4, Reversion of Leased Premises to United States, Lessee shall report production and royalties monthly in accordance with applicable federal regulations.

6.5	Royalty Valuation After Reversion. After reversion of the Leased Premises to the United States pursuant to paragraph 1.4, Reversion of the Leased Premises to the United States, the Secretary of the Interior may establish the reasonable value of post-reversion production for royalty purposes in the same manner and by the same methods as the United States establishes value under coal leases issued by the United States.

6.6	Suspension, Waiver or Reduction of Rents or Royalties. Lessor, to the extent not prohibited by applicable law, is authorized to waive, suspend, or reduce the rental or minimum royalty, or reduce the royalty applicable with respect to the entire Lease, whenever in Lessor’s judgment it is necessary to do so in order to promote development, or whenever in the Lessor’s judgment the Lease cannot be successfully operated under the terms provided herein.
7.	RECORDKEEPING; INSPECTION; AUDITS.
7.1	Registered Agent; Records. Lessee shall maintain a registered agent within the State of Utah to whom any and all notices may be sent by Lessor and upon whom process may be served. Lessee shall also maintain an office within the State of Utah containing originals or copies of all maps, engineering data, permitting materials, books, records or contracts (whether such documents are in paper or electronic form) generated by Lessee that pertain in any way to coal production, output and valuation; mine operations; coal sales and dispositions; transportation costs; and calculation of royalties from the Leased Premises. Lessee shall maintain such documents for at least seven years after the date of the coal production to which the documents pertain.

7.2	Inspection. Lessor’s employees and authorized agents at Lessor’s sole risk and expense shall have the right to enter the Leased Premises to check scales as to their accuracy, and to go on any part of the Leased Premises to examine, inspect, survey and take measurements for the purposes of verifying production amounts and proper lease operations. Upon reasonable notice to Lessee,

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Lessor’s employees and authorized agents shall further have the right to audit, examine and copy (at Lessor’s expense) all documents described in paragraph 7.1, Registered Agent; Records, whether such documents are located at the mine site or elsewhere. Lessee shall furnish all conveniences necessary for said inspection, survey, or examination; provided, however, that such inspections shall be conducted in a manner that is in conformance with all applicable mine safety regulations and does not unreasonably interfere with Lessee’s operations.
7.3	Federal Inspections. Lessee agrees that, prior to reversion of the Leased Premises to the United States, employees and authorized agents of the Bureau of Land Management (“BLM”) may conduct underground inspections of the Leased Premises, both independently and in cooperation with the State in its capacity as Lessor. After reversion, employees and authorized agents of BLM may conduct underground inspections of the Leased Premises under the authority of applicable federal laws and regulations.
7.4	Geologic Information. In the event Lessee conducts core-drilling operations or other geologic evaluation of the Leased Premises, Lessor may inspect core samples, evaluations thereof, and proprietary geologic information concerning the Leased Premises.

7.5	Confidentiality. Any and all documents and geologic data obtained by Lessor through the exercise of its rights as set forth in paragraphs 7.2, Inspection., and 7.4, Geologic Information., may be declared confidential information by Lessee, in which event Lessor and its authorized agents shall maintain such documents and geologic data as protected records under the Utah Governmental Records Access Management Act or other applicable privacy statute (including applicable federal law after reversion), and shall not disclose the same to any third party without the written consent of Lessee, the order of a court of competent jurisdiction requiring such disclosure, or upon termination of this Lease. Following reversion of the Leased Premises to the United States, the United States as Lessor shall treat such information as confidential to the extent permitted by federal law.
8.	USE OF SURFACE ESTATE.
8.1	Lessor-Owned Surface. If Lessor owns the surface estate of all or some portion of the Leased Premises, by issuance of this Lease the Lessee has been granted the right to make use of such lands to the extent reasonably necessary and expedient for the economic operation of the leasehold. Lessee’s right to surface use of Lessor-owned surface estate shall include the right to subside the surface. Such surface uses shall be exercised subject to the rights reserved to Lessor as provided in paragraph 2, RESERVATIONS TO LESSOR, and without unreasonable interference with the rights of any prior or subsequent lessee of Lessor.

8.2	Split-Estate Lands. If Lessor does not own the surface estate of any portion of the Leased Premises, Lessee’s access to and use of the surface of such lands shall be determined by

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applicable law governing mineral development on split-estate lands, including without limitation applicable statutes governing access by mineral owners to split estate lands, and reclamation and bonding requirements. Lessee shall indemnify, defend and hold Lessor harmless for all claims, causes of action, damages, costs and expenses (including attorney’s fees and costs) arising out of or related to damage caused by Lessee’s operations to surface lands or improvements owned by third parties.
9.	APPLICABLE LAWS AND REGULATIONS; HAZARDOUS SUBSTANCES
9.1	Trust Lands Statute and Regulations. This Lease is issued pursuant to the provisions of Title 53C, Utah Code Annotated, 1953, as amended, and Lessee is subject to and shall comply with all current and future rules and regulations adopted by the School and Institutional Trust Lands Administration and its successor agencies until reversion of the Leased Premises to the United States pursuant to paragraph 1.4, Reversion of Leased Premises to United States.

9.2	Regulation Upon Reversion. After reversion of the Leased Premises to the United States pursuant to paragraph 1.4, Reversion of Leased Premises to United States, Lessee will be subject to the requirements of the Mineral Leasing Act, 30 U.S.C. 181 et seq. (the “MLA”), and to the royalty, operating, and administrative procedure rules and regulations of the Department of Interior, the Minerals Management Service, and the Bureau of Land Management, and to any other federal laws and regulations generally applicable to coal leases issued under the MLA to the same extent as if the Lease were a federally-issued lease. Notwithstanding the foregoing, to the extent that the State, as Lessor, approves a significant operational decision prior to reversion, and Lessee makes a substantial economic commitment based upon that approval, Lessee may continue to rely upon that approval after reversion; provided, however, that no such approval shall act to limit the liability of Lessee, if any, under CERCLA, RCRA, the Clean Water Act, 33 U.S.C. 1251 et seq or other applicable environmental law. Upon reversion, nothing in this paragraph shall be deemed to require that the Leased Premises be included in the calculation of acreage held by Lessee for the purposes of the acreage limitation provisions of the MLA and associated regulations.

9.3	Other Applicable Laws and Regulations. Lessee shall comply with all applicable federal, state and local statutes, regulations, and ordinances, including without limitation the Utah Coal Mining and Reclamation Act, applicable statutes and regulations relating to mine safety and health, and applicable statutes, regulations and ordinances relating to public health, pollution control, management of hazardous substances and environmental protection.

9.4	Hazardous Substances. Lessee [or other occupant pursuant to any agreement authorizing mining] shall not keep on or about the premises any hazardous substances, as defined under 42 U.S.C. 9601(14) or any other Federal environmental law, any regulated substance contained in or released from any underground storage tank, as defined by the Resource Conservation and Recovery Act, 42 U.S.C. 6991, et seq, or any substances defined and regulated as “hazardous” by

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applicable State law, (hereinafter, for the purposes of this Lease, collectively referred to as “Hazardous Substances”) unless such substances are reasonably necessary in Lessee’s mining operations, and the use of such substances or tanks is noted and approved in the Lessee’s mining plan, and unless Lessee fully complies with all Federal, State and local laws, regulations, statutes, and ordinances, now in existence or as subsequently enacted or amended, governing Hazardous Substances. Lessee shall immediately notify Lessor, the Bureau of Land Management, the surface management agency, and any other Federal, State and local agency with jurisdiction over the Leased Premises, or contamination thereon, of (i) all reportable spills or releases of any Hazardous Substance affecting the Leased Premises, (ii) all failures to comply with any applicable Federal, state or local law, regulation or ordinance governing Hazardous Substances, as now enacted or as subsequently enacted or amended, (iii) all inspections of the Leased Premises by, or any correspondence, order, citations, or notifications from any regulatory entity concerning Hazardous Substances affecting the Leased Premises, (iv) all regulatory orders or fines or all response or interim cleanup actions taken by or proposed to be taken by any government entity or private Party concerning the Leased Premises.
9.5	Hazardous Substances Indemnity. Lessee [or other occupant pursuant to any agreement authorizing mining] shall indemnify, defend, and hold harmless Lessor and the United States (as successor Lessor or owner pursuant to reversion or as owner of surface estate) its agencies, employees, officers, and agents with respect to any and all damages, costs, liabilities, fees (including attorneys’ fees and costs), penalties (civil and criminal), and cleanup costs arising out of or in any way related to Lessee’s use, disposal, transportation, generation, sale or location upon or affecting the Leased Premises of Hazardous Substances, as defined in paragraph 9.4 of this Lease. This indemnity shall extend to the actions of Lessee’s employees, agents assigns, sublessees, contractors, subcontractors, licensees and invitees. Lessee shall further indemnify, defend and hold harmless Lessor and the United States from any and all damages, costs, liabilities, fees (including attorneys’ fees and costs), penalties (civil and criminal), and cleanup costs arising out of or in any way related to any breach of the provisions of this Lease concerning Hazardous Substances. This indemnity is in addition to, and in no way limits, the general indemnity contained in paragraph 16.1 of this Lease.

9.6	Waste Certification. The Lessee shall provide upon abandonment, transfer of operation, assignment of rights, sealing-off of a mined area, and prior to lease relinquishment, certification to the Lessor and the Bureau of Land Management that, based upon a complete search of all the operator’s records for the Lease, and upon its knowledge of past operations, there have been no reportable quantities of hazardous substances as defined in 40 C.F.R. 302.4, or used oil as defined in Utah Administrative Code R315-15, discharged (as defined at 33 U.S.C. 1321(a)(2)), deposited or released within the Leased Premises, either on the surface or underground, and that all remedial actions necessary have been taken to protect human health and the environment with respect to such substances. Lessee shall additionally provide to Lessor and the Bureau of Land Management a complete list of all hazardous substances, hazardous materials, and their respective Chemical

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Abstracts Service Registry Numbers, and oil and petroleum products used or stored on, or delivered to, the Leased Premises. Such disclosure will be in addition to any other disclosure required by law or agreement.
10.	BONDING.
10.1	Lease Bond Required. At the time this lease is executed, Lessee shall execute and file with the Lessor a good and sufficient bond or other financial guarantee acceptable to Lessor in order to: (a) guarantee Lessee’s performance of all covenants and obligations under this Lease, including Lessee’s obligation to pay royalties; and (b) ensure compensation for damage, if any, to the surface estate and any surface improvements. The Lease Bond shall meet all federal mineral lease bond requirements as described in 43 C.F.R. Subpart 3474. The Lease Bond shall further provide that upon forfeiture after reversion of the Leased Premises to the United States, the Lease Bond shall be payable to the Secretary of the Interior.

10.2	Reclamation Bonding. The bond filed with the Utah Division of Oil, Gas and Mining (“UDOGM”) in connection with the issuance of a mine permit which includes the Leased Premises shall be deemed to satisfy Lessor’s bonding requirements with respect to Lessee’s reclamation obligations under this Lease; provided, however, upon notice to Lessee and a public hearing with respect to the basis for its decision, the Lessor may, in its reasonable discretion, determine that the bond filed with UDOGM is insufficient to protect Lessor’s interests. In such an event the Lessor shall enter written findings as to the basis for its calculation of the perceived insufficiency and enter an order establishing the amount of additional bonding required. Lessee shall file any required additional bond with Lessor within thirty (30) days after demand by Lessor. Lessor may increase or decrease the amount of any additional bond from time to time in accordance with the same procedure. Lessee may combine any additional bond required under this paragraph with the original lease bond filed under Paragraph 10.1, Lease Bond Required.

10.3	Release of Additional Bond. Any additional bond required by Lessor pursuant to Paragraph 10.2, Reclamation Bonding, may be released by Lessor at any time and shall be released no later than the time of final bond release by UDOGM with respect to the Leased Premises.
11.	WATER RIGHTS.
11.1	Water Rights in Name of Lessor. If Lessee files to appropriate water for coal mining operations on the Leased Premises, the filing for such water right shall be made by Lessee in the name of Lessor at no cost to Lessor, and such water right shall become an appurtenance to the Leased Premises, subject to Lessee’s right to use such water right at no cost during the term of this Lease.

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11.2	Option to Purchase. If Lessee purchases or acquires an existing water right for coal mining operations on the Leased Premises, Lessor shall have the option to acquire that portion of such water right as was used on the Leased Premises upon expiration or termination of this Lease. The option price for such water right shall be the fair market value of the water right as of the date of expiration or termination of this Lease. Upon expiration or termination of this Lease, Lessee shall notify Lessor in writing of all water rights purchased or acquired by Lessee for coal mining operations on the Leased Premises and its estimate of the fair market value of such water right. Lessor shall then have forty-five (45) days to exercise its option to acquire the water by payment to Lessee of the estimated fair market value. If Lessor disagrees with Lessee’s estimate of fair market value, Lessor shall notify Lessee of its disagreement within the 45 day option exercise period. The fair market value of the water right shall then be appraised by a single appraiser mutually acceptable to both parties, which appraisal shall be final and not subject to review or appeal. If the parties cannot agree upon the choice of an appraiser, the fair market value of the water right shall be determined by a court of competent jurisdiction. Conveyance of any water right pursuant to this paragraph shall be by quit claim deed.

11.3	Reversion. Upon reversion of the Leased Premises to the United States, the United States shall succeed to the interests of the State of Utah pursuant to this article 11.
12.	ASSIGNMENT OR SUBLEASE; OVERRIDING ROYALTIES.
12.1	Consent Required. Lessee shall not assign or sublease this Lease in whole or in part, or otherwise assign or convey any rights or privileges granted by this Lease, including, without limitation, creation of overriding royalties or production payments, without the prior written consent of Lessor. Any assignment, sublease or other conveyance made without prior written consent of Lessor shall have no legal effect unless and until approved in writing by Lessor. Exercise of any right with respect to the Leased Premises in violation of this provision shall constitute a default under this Lease.

12.2	Binding Effect. All of the terms and provisions of this Lease shall be binding upon and shall inure to the benefit of their respective successors, assigns, and sublessees.

12.3	Limitation on Overriding Royalties. Lessor reserves the right to disapprove the creation of an overriding royalty or production payment that would, in Lessor’s reasonable discretion, constitute an unreasonable economic burden upon operation of the Lease. In exercising its discretion to disapprove the creation of an overriding royalty, Lessor shall consult with Lessee and any third parties involved and shall prepare findings to evidence the basis of its decision. Cumulative overriding royalties of 2% or less shall be deemed presumptively reasonable unless special circumstances are shown by Lessor to exist.

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13.	OPERATIONS.
13.1	Permitting. Before Lessee commences exploration, drilling, or mining operations on the Leased Premises, it shall have obtained such permits and posted such bonds as may be required under applicable provisions of the Utah Coal Mining and Reclamation Act, the Surface Mining Control and Reclamation Act, and associated regulations, together with applicable regulations of the surface management agency. Lessee shall maintain any required permits in place for the duration of mining operations and reclamation. Upon request, Lessee shall provide Lessor with a copy of all regulatory filings relating to permitting matters.

13.2	Plan of Operations. Prior to the commencement of any underground mining operations on the Leased Premises, Lessee shall obtain Lessor’s approval of a plan of operations for the Leased Premises. The plan of operations shall contain all information required to be contained in a federal Resource Recovery and Protection Plan, as described in 43 C.F.R. • 3482. l (b) and (c) (1998). Lessor may modify the proposed plan of operations as is needed to insure that there is no waste of economically recoverable coal reserves contained on the Leased Premises. In this context “waste” shall mean the inefficient utilization of, or the excessive or improper loss of an otherwise economically recoverable coal resource. Lessor shall notify Lessee in writing of its approval or modifications of the plan of operations. The plan of operations submitted by Lessee shall be deemed approved by Lessor if Lessor has not otherwise notified Lessee within sixty (60) days of filing.

13.3	Plan of Operations – Modification. In the event that material changes are required to the plan of operations during the course of mining, Lessee shall submit a modification of the plan of operations to the Lessor. Routine adjustments to the plan of operations based upon geologic circumstances encountered during day-to-day mining operations do not require the submission of a modification. If the proposed changes require emergency action by Lessor, then the Lessee shall so notify the Lessor at the time of submission of the modification and the parties shall use their best efforts to meet the Lessee’s time schedule regarding implementation of the changes. Non-emergency modifications will be reviewed promptly by Lessor to insure that there is no waste of economically recoverable coal reserves pursuant to the plan of operations, as modified, and Lessor shall notify lessee in writing of its approval or modification of the proposed modification. Prior to reversion, modifications shall be deemed approved by Lessor if Lessor has not otherwise notified Lessee within thirty (30) days of filing. After reversion, modifications shall be approved in accordance with applicable federal regulations.

13.4	Mine Maps. Lessee shall maintain at the mine office clear, accurate, and detailed maps of all actual and planned operations prepared and maintained in the manner prescribed by 43 C.F.R. 3482.3 (1998). Lessee shall provide copies of such maps to Lessor upon request.

13.5	Good Mining Practices. Lessee shall conduct exploration and mining operations on the Leased Premises in accordance with standard industry operating practices, and shall avoid waste of

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economically recoverable coal. Lessee shall comply with all regulations and directives of the Mine Safety and Health Administration or successor agencies for the health and safety of employees and workers. Lessee shall further comply with the performance standards for underground resource recovery set forth at 43 C.F.R. 3484.1(c) (1998); provided, however, that Lessor may waive such standards from time to time in its reasonable discretion, upon request by Lessee. Coal shall be mined from this Lease by underground methods only.
13.6	Mining Units. Lessor may approve the inclusion of the Leased Premises in a mining unit with federal, private or other non-state lands upon terms and conditions that it deems necessary to protect the interests of the Lessor, including without limitation segregation of production, accounting for commingled coal production, and minimum production requirements or minimum royalties for the Leased Premises.
14.	EQUIPMENT; RESTORATION.
14.1	Equipment. Upon termination of this Lease, Lessee shall remove, and shall have the right to remove, all improvements, equipment, stockpiles, and dumps from the Leased Premises within six (6) months; provided, however, that Lessor may, at Lessor’s sole risk and expense, and subject to Lessee’s compliance with requirements imposed by UDOGM and MSHA, require Lessee to retain in place underground timbering supports, shaft linings, rails, and other installations reasonably necessary for future mining of the Leased Premises. All improvements and equipment remaining on the Leased Premises after six (6) months may be deemed forfeited to Lessor upon written notice of such forfeiture to Lessee. Lessee may abandon underground improvements, equipment of any type, stockpiles and dumps in place if such abandonment is in compliance with applicable law, and further provided that Lessee provides Lessor with financial or other assurances sufficient in Lessor’s reasonable discretion to protect Lessor from future environmental liability with respect to such abandonment or any associated hazardous waste spills or releases. Lessee shall identify and locate on the mine map the location of all equipment abandoned on the Lease Premises.

14.2	Restoration and Reclamation. Upon termination of this Lease, Lessee shall reclaim the Leased Premises in accordance with the requirements of applicable law, including mine permits and reclamation plans on file with UDOGM. Lessee shall further abate any hazardous condition on or associated with the Leased Premises. Lessee and representatives of all governmental agencies having jurisdiction shall have the right to re-enter the Leased Premises for reclamation purposes for a reasonable period after termination of the Lease.
15.	DEFAULT
15.1	Notice of Default; Termination. Upon Lessee’s violation of or failure to comply with any of the terms, conditions or covenants set forth in this Lease, Lessor shall notify Lessee of such default by

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registered or certified mail, return receipt requested, at the last address for Lessee set forth in Lessor’s files. Lessee shall then have thirty (30) days, or such longer period as may be granted in writing by Lessor, to either cure the default or request a hearing pursuant to the Lessor’s administrative adjudication rules. In the event Lessee fails to cure the default or request a hearing within the specified time period, Lessor may cancel this Lease without further notice to or appeal by Lessee.

15.2	Effect of Termination. The termination of this Lease for any reason, whether through expiration, cancellation or relinquishment, shall not limit the rights of the Lessor to recover any royalties and/or damages for which Lessee may be liable, to recover on any bond on file, or to seek injunctive relief to enjoin continuing violations of the Lease terms. No remedy or election under this Lease shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies available under this Lease, at law, or in equity. Lessee shall surrender the Leased Premises upon termination; however, the obligations of Lessee with respect to reclamation, indemnification and other continuing covenants imposed by this Lease shall survive the termination.
16. MISCELLANEOUS PROVISIONS.
16.1	Indemnity. Except as limited by paragraph 7.2, Inspection, Lessee shall indemnify and hold Lessor and the United States (as successor Lessor or owner pursuant to reversion or as owner of surface estate) harmless for, from and against each and every claim, demand, liability, loss, cost, damage and expense, including, without limitation, attorneys’ fees and court costs, arising in any way out of Lessee’s occupation and use of the Leased Premises, including without limitation claims for death, personal injury, property damage, and unpaid wages and benefits. Lessee further agrees to indemnify and hold Lessor harmless for, from and against all claims, demands, liabilities, damages and penalties arising out of any failure of Lessee to comply with any of Lessee’s obligations under this Lease, including without limitation attorneys’ fees and court costs.

16.2	Interest. Except as set forth in paragraph 4, BONUS BID, interest shall accrue and be payable on all obligations arising under this Lease at such rate as may be set from time to time by rule enacted by Lessor. Interest shall accrue and be payable, without necessity of demand, from the date each such obligation shall arise.

16.3	Suspension. In the event that Lessor in its reasonable discretion determines that suspension is necessary in the interests of conservation of the coal resource, or if Lessee has been prevented from performing any of its obligations or responsibilities under this Lease or from conducting mining operations by labor strikes, fires, floods, explosions, riots, any unusual mining casualties or conditions, Acts of God, government restrictions or orders, severe weather conditions, or other extraordinary events beyond its control, then the time for performance of this Lease by Lessee

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shall be suspended during the continuance of such acts which prevent performance, excepting any payments due and owing to Lessor.

16.4	Consent to Suit; Jurisdiction. Prior to reversion of the Leased Premises to the United States: (i) this Lease shall be governed by the laws of the State of Utah; (ii) Lessor and Lessee agree that all disputes arising out of this Lease shall be litigated only in the Third Judicial District Court for Salt Lake County, Utah; (iii) Lessee consents to the jurisdiction of such court; and (iv) Lessee shall not bring any action against Lessor without exhaustion of available administrative remedies and compliance with applicable requirements of the Utah Governmental Immunity Act. Notwithstanding the foregoing, after reversion of the Leased Premises to the United States, any litigation between the United States as Lessor and the Lessee shall be governed by the laws of the United States otherwise applicable to federal coal leases.

16.5	No Waiver. No waiver of the breach of any provision of this Lease shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Lease, nor shall the acceptance of rentals or royalties by Lessor during any period of time in which Lessee is in default be deemed to be a waiver of such default.

16.6	Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16.7	Entire Lease. This Lease, together with any attached stipulations, sets forth the entire agreement between Lessor and Lessee with respect to the subject matter of this Lease. No subsequent alteration or amendment to this Lease shall be binding upon Lessor and Lessee unless in writing and signed by each of them.

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     IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereinabove first written.

THE STATE OF UTAH, acting by and through
the SCHOOL AND INSTITUTIONAL TRUST
APPROVED AS TO FORM:		LANDS ADMINISTRATION (“LESSOR”)
MARK L. SHURTLEFF
ATTORNEY GENERAL		THOMAS B. FADDIES
DIRECTOR/MINERALS

By:	/s/ ILLEGIBLE	/s/ Thomas B. Faddies
Date:	1/18/08
School & Institutional Trust Lands Administration
LESSOR

ARK LAND COMPANY (“LESSEE”)

By:	/s/ ILLEGIBLE
Its:	President

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STATE OF UTAH	)
	:	ss.
COUNTY OF SALT LAKE	)
     On the 18 day of January, 2008, personally appeared before me Thomas B. Faddies who being by me duly sworn did say that he is Assistant Director of the School and Institutional Trust Lands Administration of the State of Utah and the signer of the above instrument, who duly acknowledged that he executed the same.
Given under my hand and seal this 18th day of January 2008.

/s/ Alice K. Kearney
Notary Public
Residing at:

My commission expires: 5/25/2010

STATE OF MISSOURI	)
	:	ss.
COUNTY OF St. LOUIS	)
     On the 21st day of January, 2008, personally appeared before me Steven E. McCordy, who being duly sworn did say that he is an officer of Ark Land Company and that said instrument was signed in behalf of said corporation by resolution of its Board of Directors, and said that he acknowledged to me that said corporation executed the same.
Given under my hand and seal this 21st day of January, 2008.

/s/ Carla A. Veizer Notary Public
Residing at:

My commission expires: 10/28/2010

After recording, return to:
Wells Parker
Dorsey & Whitney LLP
136 South Main Street, Suite 1000
Salt Lake City, UT 84101

GRANT: School

UTAH STATE LEASE FOR COAL
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COTTONWOOD COMPETITIVE LEASING UNIT
PARCEL #2 (NON-REVERSIONARY TRACT)
     THIS COAL MINING LEASE AND AGREEMENT (the “Lease”) is entered into and executed in duplicate as of January 18, 2008 (the “Effective Date”) by and between the STATE OF UTAH, acting by and through the SCHOOL AND INSTITUTIONAL TRUST LANDS ADMINISTRATION, 675 East 500 South, Suite 500, Salt Lake City, Utah 84102 (“Lessor”), and
Ark Land Company
One CityPlace Drive — Suite 300
St. Louis, MO 63141

having a business address as shown above (“Lessee”).

WITNESSETH:

     That the State of Utah, as Lessor, in consideration of the rentals, royalties, and other financial consideration paid or required to be paid by Lessee, and the covenants of Lessee set forth below, does hereby GRANT AND LEASE to Lessee the exclusive right and privilege to explore for, drill for, mine, remove, transport, convey, cross-haul, commingle, and sell the coal located within the boundaries of the following-described tract of land (the “Leased Premises”) located in Emery County, State of Utah:
Township 17 South, Range 6 East, SLB&M
Section 16: E2, SW4, S2NW4, NW4NW4
Containing 600.00 acres, more or less.
Together with the right and privilege to make use of the surface (but only to the extent owned by Lessor) and subsurface of the Leased Premises for uses incident to the mining of coal by Lessee on the Leased Premises or on other lands under the control of Lessee or mined in connection with operations on the Leased Premises, including, but not limited to, conveying, storing, loading, hauling, commingling, cross-hauling, and otherwise transporting coal; excavating; removing, stockpiling, depositing and redepositing of surface materials; and the subsidence, mitigation, restoration and reclamation of the surface.
     This Coal Mining Lease and Agreement is subject to, and Lessee hereby agrees to and accepts, the following covenants, terms, and conditions:
1. LEASED MINERALS.
1.1	Coal. This mineral lease covers coal, which shall mean and include black or brownish-black solid fossil fuels that have been subjected to the natural processes of coalification, and which fall within the classification of coal by rank as anthracitic, bituminous, sub-bituminous, or lignitic,

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together with closely associated substances which include, but are not limited to other hydrocarbon substances physically contained within the same geologic strata as the coal. In the event that minerals other than coal are discovered during lease operations, Lessee shall promptly notify the Lessor.
1.2	Coalbed Methane. To the extent that Lessor owns gas, coalbed methane or coal seam gas (collectively “coalbed methane”) within the Leased Premises, Lessee may remove, vent, flare or capture such coalbed methane from the coal strata being mined and any overlying formations if such removal is necessary for safety reasons in the reasonable discretion of Lessee. If Lessee captures or uses such coalbed methane, it shall pay Lessor royalties on the value of such coalbed methane at the prevailing state royalty rate for natural gas, unless such royalties are expressly waived by Lessor. In the event that Lessor does not own coalbed methane within the Leased Premises, Lessee must obtain the consent of the owner of such coalbed methane prior to removal or capture of such gas. Except as expressly granted herein, the right to extract gas, coalbed methane and coal seam gas is not granted by this Lease.

1.3	No Warranty of Title. Lessor claims title to the mineral estate covered by this Lease. Lessor does not warrant title nor represent that no one will dispute the title asserted by Lessor. It is expressly agreed that Lessor shall not be liable to Lessee for any alleged deficiency in title to the mineral estate, nor shall Lessee become entitled to any refund for any rentals, bonuses, or royalties paid under this Lease in the event of title failure.
2.	RESERVATIONS TO LESSOR. Subject to the exclusive rights and privileges granted to Lessee under this Lease, and further provided that Lessor shall refrain from taking actions with respect to the Leased Premises that may unreasonably interfere with Lessee’s operations, Lessor hereby excepts and reserves from the operation of this Lease the following rights and privileges (to the extent that Lessor has the right to grant such rights and privileges):
2.1	Rights-of-Way and Easements. Lessor reserves the right, following consultation with the Lessee, to establish rights-of-way and easements upon, through or over the Leased Premises, under terms and conditions that will not unreasonably interfere with operations under this Lease, for roads, pipelines, electric transmission lines, transportation and utility corridors, mineral access, and any other purpose deemed reasonably necessary by Lessor.

2.2	Other Mineral Leases. Lessor reserves the right to enter into mineral leases and agreements with third parties covering minerals other than coal, under terms and conditions that will not unreasonably interfere with operations under this Lease in accordance with Lessor’s regulations, if any, governing multiple mineral development.

2.3	Use and Disposal of Surface. To the extent that Lessor owns the surface estate of the Leased Premises and subject to the rights granted to the Lessee pursuant to this Lease, Lessor reserves the

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right to use, lease, sell, or otherwise dispose of the surface estate or any part thereof. Lessor shall notify Lessee of any such sale, lease, or other disposition of the surface estate.
2.4	Previously Authorized Improvements. If authorized improvements have been placed upon the Leased Premises by a third party prior to the commencement of this Lease, Lessee shall allow the owner of such improvements to remove them within ninety (90) days after the Lease term commences. Nothing in this paragraph shall authorize Lessee to remove surface improvements where Lessor does not own the surface estate.

2.5	Rights Not Expressly Granted. Lessor further reserves all rights and privileges of every kind and nature, except as specifically granted in this Lease.
3.	TERM OF LEASE; READJUSTMENT.
3.1	Primary Term. This Lease is granted for a “primary term” of ten (10) years commencing on the Effective Date and for a “secondary term” of an additional ten (10) years, subject to Lessee’s compliance with the requirements of paragraph 3.3, Diligent Operations; Minimum Royalty.

3.2	Extension Beyond Secondary Term. Subject to Lessee’s compliance with the other provisions of this Lease, this Lease shall remain in effect beyond the secondary term and for as long thereafter as coal is produced in commercial quantities from the Leased Premises, or from lands constituting either (i) a logical mining unit approved by the Bureau of Land Management containing the Leased Premises, or (ii) a mining unit, in which the recoverable coal reserves can be developed in an efficient, economical and orderly manner as a unit with due regard to the conservation of recoverable coal reserves. The second type of mining unit requires a determination by the Lessor that the criteria set forth in item (ii) have been satisfied. The satisfaction of either (i) or (ii) above shall mean that the Lease is contained within an “approved mining unit”. For the purposes of this Lease, production of coal in commercial quantities shall mean production during each lease year of at least one per cent (1%) of the recoverable coal reserves within the Leased Premises or within lands constituting an approved mining unit which includes the Leased Premises, as such recoverable coal reserves are determined by Lessor after consultation with Lessee, subject to adjustment from time to time based upon reasonable justification from the Lessee.

3.3	Diligent Operations; Minimum Royalty. In the absence of actual production in commercial quantities as set forth in paragraph 3.2, Extension Beyond Secondary Term, this Lease shall remain in effect beyond the primary term only if the Lessee is engaged in diligent operations, exploration, research, or development activity (which development activity shall include, but not be limited to, pursuit of required permits and approvals) which in Lessor’s reasonable discretion is calculated to advance development or production of coal from the Leased Premises or lands constituting an approved mining unit which includes the Leased Premises, and Lessee pays an annual minimum royalty in advance on or before the anniversary date of the Effective Date. The

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minimum royalty shall be calculated by determining the production royalty that would be payable upon production of one per cent (1%) of the recoverable coal reserves within the Leased Premises, as such recoverable coal reserves are determined by Lessor after consultation with Lessee, subject to adjustment from time to time based upon reasonable justification from the Lessee. The unit value of the recoverable coal reserves for purposes of determining the minimum royalty shall be determined by Lessor using the methodology set forth in 43 C.F.R. 3483.4(c)(l)-(3) (1998). Minimum royalties paid by Lessee pursuant to this paragraph may be credited against production royalties accruing during the term of this Lease.
3.4	Expiration; Cessation of Production. This Lease may not be extended pursuant to paragraph 3.3, Diligent Operations; Minimum Royalty, beyond the end of the twentieth year after the Effective Date except by the actual production of coal in commercial quantities from the Leased Premises or from lands constituting an approved mining unit which includes the Leased Premises. After expiration of the secondary term, this Lease will expire of its own terms, without the necessity of any notice or action by Lessor, if Lessee ceases production of coal in commercial quantities for an entire lease year, unless the Lease is suspended pursuant to paragraph 16.3, Suspension.

3.5	Readjustment. At the end of the primary term and at the end of each period of ten (10) years thereafter, Lessor may readjust the terms and conditions of this Lease (including without limitation rental rates, minimum royalties, royalty rates and valuation methods, and provisions concerning reclamation). If within thirty (30) days after submission of the readjusted lease terms to the Lessee, the Lessee determines that any or all of the proposed readjusted terms and conditions are unacceptable, then Lessee shall so notify Lessor in writing and the parties shall attempt to resolve the objectionable term or condition. If the parties are unable to resolve the matter and agree upon the readjusted terms and conditions submitted by Lessor at the end of such ten (10) year period, Lessee shall forfeit any right to the continued extension of this lease, and the lease shall automatically terminate, provided that nothing herein shall be deemed to preclude Lessee from appealing any readjustment by Lessor pursuant to applicable law

3.6	Relinquishment. Lessee may relinquish all or portions of this Lease at any time by filing a written notice of relinquishment with Lessor. Lessor may disapprove any relinquishment if Lessee has failed to pay all rentals, royalties, and other amounts due and owing to the Lessor, if the lease is otherwise not in good standing, or if relinquishment would in Lessor’s reasonable determination cause waste of economically recoverable coal. Lessee may not relinquish parcels smaller than a quarter-quarter section or surveyed lot. Upon approval, relinquishment shall relieve the Lessee of all future rental obligations as to the relinquished lands effective as of the date of filing of the relinquishment, but shall not relieve Lessee from other obligations to the extent provided in paragraph 15.2, Effect of Termination.
4.	BONUS BID. Lessee agrees to pay Lessor, an initial bonus bid in the sum of $3,545,714.00 as partial consideration for Lessor’s issuance of this Lease, payable in five equal annual installments of $709,142.80. The first annual installment shall be due with Lessee’s application to lease and the unpaid

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balance of the bonus bid shall be paid in equal installments on or before the next four successive anniversaries of the Effective Date of the lease. The bonus bid shall not bear interest; provided, however, that if this Lease is relinquished or otherwise terminated prior to the payment in full of the bonus bid, or if Lessee fails to make any bonus bid payment when due, the entire unpaid balance of the bonus bid shall immediately become due without regard to such relinquishment or termination, and such balance shall thereafter bear interest as provided in paragraph 16.2, Interest. Lessor may require Lessee to submit a bond or other sufficient surety to secure Lessee’s obligation to pay the unpaid balance of the bonus bid. The initial bonus bid may not be credited against any other bonus payments, annual rentals or royalties accruing under the lease.
5.	RENTALS. Lessee agrees to pay Lessor an annual rental of three dollars ($3.00) for each acre and fractional part thereof within the Leased Premises. Lessee shall promptly pay annual rentals each year in advance on or before the anniversary date of the Effective Date. Lessee may not credit rentals against production royalties or against minimum royalties payable pursuant to paragraph 3.3, Diligent Operations; Minimum Royalty.

6.	ROYALTIES.
6.1	Production Royalties. Lessee shall pay Lessor a production royalty of eight per cent (8%) of the value of all coal severed and removed from the Leased Premises. For all coal sold pursuant to an arm’s-length contract, value shall be determined on the basis of the gross proceeds received by Lessee from the sale or disposition of such coal. Gross proceeds shall include all bonuses, allowances or other consideration of any nature received by Lessee for coal actually produced. For any coal that is sold or disposed of other than by an arms-length contract, or for coal that is used within the mine permit area containing the Leased Premises for generation of electricity or for gasification, liquefaction, in situ processing, or other method of extracting energy from such coal, the value of such coal shall be determined by Lessor with reference to (in order of priority): (i) comparable arms-length contracts or other dispositions of like-quality coal produced in the same coal field; (ii) prices reported for that coal to a public utility commission; (iii) prices reported to other governmental agencies; or (iv) other relevant information.

6.2	Allowable Deductions. It is expressly understood and agreed that none of Lessee’s mining or production costs, including but not limited to costs for materials, labor, overhead, distribution, transportation within the mine permit area prior to the point of sale, loading, crushing, sizing, screening, or general and administrative activities, may be deducted in computing Lessor’s royalty. All such costs shall be entirely borne by Lessee and are anticipated by the rate of royalty set forth in this Lease. In the event that the point of sale for coal produced from this Lease is located outside the mine permit area boundary, Lessee may deduct the reasonable, actual costs of transportation of such coal from the mine permit area boundary to the point of sale from gross proceeds in computing Lessor’s royalty; provided, however, that transportation deductions for coal transported by Lessee, Lessee’s affiliates, or by non-arm’s-length contract are subject to

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review and modification by Lessor. Lessee shall be allowed to deduct its actual, reasonable washing and treatment costs from gross proceeds in computing Lessor’s royalty; provided, however, that, upon Lessor’s request Lessee shall provide to Lessor appropriate justification to demonstrate that Lessee’s costs are reasonable.
6.3	Reference to Federal Regulations. It is the intent of Lessor and Lessee that the calculation of the value of coal for royalty purposes be consistent with federal coal regulations governing the valuation of coal, except where this Lease expressly provides otherwise. In no event shall the value of coal used for calculation of royalties under this Lease be less than the value which would be obtained were federal royalty valuation regulations applied.

6.4	Royalty Payment. For all coal severed and removed from the Leased Premises that is used, sold, transported or otherwise disposed of during a particular month, Lessee shall pay royalties to Lessor on or before the end of the next succeeding month. Royalty payments shall be accompanied by a verified statement, in a form approved by Lessor, stating the amount of coal sold or otherwise disposed of, the gross proceeds accruing to Lessee, the calculation of allowable deductions, and any other information reasonably required by Lessor to verify production and disposition of the coal or coal products. In the event that Lessee uses or disposes of coal pursuant to a non-arm’s-length contract, or uses coal for generation of electricity or for gasification, liquefaction, in situ processing, or other method of extracting energy from such coal, Lessee shall notify Lessor of such use or disposal on or before the end of the next succeeding month following such use or disposal, and shall pay royalties upon Lessee’s good faith estimate of the value of such coal, subject to Lessor’s right to determine the value of such coal pursuant to paragraph 6.1, Production Royalties.

6.6	Suspension, Waiver or Reduction of Rents or Royalties. Lessor, to the extent not prohibited by applicable law, is authorized to waive, suspend, or reduce the rental or minimum royalty, or reduce the royalty applicable with respect to the entire Lease, whenever in Lessor’s judgment it is necessary to do so in order to promote development, or whenever in the Lessor’s judgment the Lease cannot be successfully operated under the terms provided herein.
7.	RECORDKEEPING; INSPECTION; AUDITS.
7.1	Registered Agent; Records. Lessee shall maintain a registered agent within the State of Utah to whom any and all notices may be sent by Lessor and upon whom process may be served. Lessee shall also maintain an office within the State of Utah containing originals or copies of all maps, engineering data, permitting materials, books, records or contracts (whether such documents are in paper or electronic form) generated by Lessee that pertain in any way to coal production, output and valuation; mine operations; coal sales and dispositions; transportation costs; and calculation of royalties from the Leased Premises. Lessee shall maintain such documents for at least seven years after the date of the coal production to which the documents pertain.

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7.2	Inspection. Lessor’s employees and authorized agents at Lessor’s sole risk and expense shall have the right to enter the Leased Premises to check scales as to their accuracy, and to go on any part of the Leased Premises to examine, inspect, survey and take measurements for the purposes of verifying production amounts and proper lease operations. Upon reasonable notice to Lessee, Lessor’s employees and authorized agents shall further have the right to audit, examine and copy (at Lessor’s expense) all documents described in paragraph 7.1, Registered Agent; Records, whether such documents are located at the mine site or elsewhere. Lessee shall furnish all conveniences necessary for said inspection, survey, or examination; provided, however, that such inspections shall be conducted in a manner that is in conformance with all applicable mine safety regulations and does not unreasonably interfere with Lessee’s operations.

7.3	Geologic Information. In the event Lessee conducts core-drilling operations or other geologic evaluation of the Leased Premises, Lessor may inspect core samples, evaluations thereof, and proprietary geologic information concerning the Leased Premises.

7.4	Confidentiality. Any and all documents and geologic data obtained by Lessor through the exercise of its rights as set forth in paragraphs 7.2, Inspection., and 7.4, Geologic Information., may be declared confidential information by Lessee, in which event Lessor and its authorized agents shall maintain such documents and geologic data as protected records under the Utah Governmental Records Access Management Act or other applicable privacy statute and shall not disclose the same to any third party without the written consent of Lessee, the order of a court of competent jurisdiction requiring such disclosure, or upon termination of this Lease.
8.	USE OF SURFACE ESTATE.
8.1	Lessor-Owned Surface. If Lessor owns the surface estate of all or some portion of the Leased Premises, by issuance of this Lease the Lessee has been granted the right to make use of such lands to the extent reasonably necessary and expedient for the economic operation of the leasehold. Lessee’s right to surface use of Lessor-owned surface estate shall include the right to subside the surface. Such surface uses shall be exercised subject to the rights reserved to Lessor as provided in paragraph 2, RESERVATIONS TO LESSOR, and without unreasonable interference with the rights of any prior or subsequent lessee of Lessor.

8.2	Split-Estate Lands. If Lessor does not own the surface estate of any portion of the Leased Premises, Lessee’s access to and use of the surface of such lands shall be determined by applicable law governing mineral development on split-estate lands, including without limitation applicable statutes governing access by mineral owners to split estate lands, and reclamation and bonding requirements. Lessee shall indemnify, defend and hold Lessor harmless for all claims, causes of action, damages, costs and expenses (including attorney’s fees and costs) arising out of

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or related to damage caused by Lessee’s operations to surface lands or improvements owned by third parties.
9.	APPLICABLE LAWS AND REGULATIONS; HAZARDOUS SUBSTANCES
9.1	Trust Lands Statute and Regulations. This Lease is issued pursuant to the provisions of Title 53C, Utah Code Annotated, 1953, as amended, and Lessee is subject to and shall comply with all current and future rules and regulations adopted by the School and Institutional Trust Lands Administration and its successor agencies.

9.2	Other Applicable Laws and Regulations. Lessee shall comply with all applicable federal, state and local statutes, regulations, and ordinances, including without limitation the Utah Coal Mining and Reclamation Act, applicable statutes and regulations relating to mine safety and health, and applicable statutes, regulations and ordinances relating to public health, pollution control, management of hazardous substances and environmental protection.

9.3	Hazardous Substances. Lessee [or other occupant pursuant to any agreement authorizing mining] shall not keep on or about the premises any hazardous substances, as defined under 42 U.S.C. 9601(14) or any other Federal environmental law, any regulated substance contained in or released from any underground storage tank, as defined by the Resource Conservation and Recovery Act, 42 U.S.C. 6991, et seq, or any substances defined and regulated as “hazardous” by applicable State law, (hereinafter, for the purposes of this Lease, collectively referred to as “Hazardous Substances”) unless such substances are reasonably necessary in Lessee’s mining operations, and the use of such substances or tanks is noted and approved in the Lessee’s mining plan, and unless Lessee fully complies with all Federal, State and local laws, regulations, statutes, and ordinances, now in existence or as subsequently enacted or amended, governing Hazardous Substances. Lessee shall immediately notify Lessor and any other Federal, State and local agency with jurisdiction over the Leased Premises, or contamination thereon, of (i) all reportable spills or releases of any Hazardous Substance affecting the Leased Premises, (ii) all failures to comply with any applicable Federal, state or local law, regulation or ordinance governing Hazardous Substances, as now enacted or as subsequently enacted or amended, (iii) all inspections of the Leased Premises by, or any correspondence, order, citations, or notifications from any regulatory entity concerning Hazardous Substances affecting the Leased Premises, (iv) all regulatory orders or fines or all response or interim cleanup actions taken by or proposed to be taken by any government entity or private Party concerning the Leased Premises.

9.4	Hazardous Substances Indemnity. Lessee [or other occupant pursuant to any agreement authorizing mining] shall indemnify, defend, and hold harmless Lessor its agencies, employees, officers, and agents with respect to any and all damages, costs, liabilities, fees (including attorneys’ fees and costs), penalties (civil and criminal), and cleanup costs arising out of or in any way related to Lessee’s use, disposal, transportation, generation, sale or location upon or

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affecting the Leased Premises of Hazardous Substances, as defined in paragraph 9.4 of this Lease. This indemnity shall extend to the actions of Lessee’s employees, agents assigns, sublessees, contractors, subcontractors, licensees and invitees. This indemnity is in addition to, and in no way limits, the general indemnity contained in paragraph 16.1 of this Lease.
9.5	Waste Certification. The Lessee shall provide upon abandonment, transfer of operation, assignment of rights, sealing-off of a mined area, and prior to lease relinquishment, certification to the Lessor, based upon a complete search of all the operator’s records for the Lease, and upon its knowledge of past operations, there have been no reportable quantities of hazardous substances as defined in 40 C.F.R. 302.4, or used oil as defined in Utah Administrative Code R315-15, discharged (as defined at 33 U.S.C. 1321(a)(2)), deposited or released within the Leased Premises, either on the surface or underground, and that all remedial actions necessary have been taken to protect human health and the environment with respect to such substances. Lessee shall additionally provide to Lessor a complete list of all hazardous substances, hazardous materials, and their respective Chemical Abstracts Service Registry Numbers, and oil and petroleum products used or stored on, or delivered to, the Leased Premises. Such disclosure will be in addition to any other disclosure required by law or agreement.
10.	BONDING.
10.1	Lease Bond Required. At the request of Lessor, at or at the time or anytime after this lease is executed, Lessee shall execute and file with the Lessor a good and sufficient bond or other financial guarantee acceptable to Lessor in order to: (a) guarantee Lessee’s performance of all covenants and obligations under this Lease, including Lessee’s obligation to pay royalties; and (b) ensure compensation for damage, if any, to the surface estate and any surface improvements.

10.2	Reclamation Bonding. The bond filed with the Utah Division of Oil, Gas and Mining (“UDOGM”) in connection with the issuance of a mine permit which includes the Leased Premises shall be deemed to satisfy Lessor’s bonding requirements with respect to Lessee’s reclamation obligations under this Lease; provided, however, upon notice to Lessee and a public hearing with respect to the basis for its decision, the Lessor may, in its reasonable discretion, determine that the bond filed with UDOGM is insufficient to protect Lessor’s interests. In such an event the Lessor shall enter written findings as to the basis for its calculation of the perceived insufficiency and enter an order establishing the amount of additional bonding required. Lessee shall file any required additional bond with Lessor within thirty (30) days after demand by Lessor. Lessor may increase or decrease the amount of any additional bond from time to time in accordance with the same procedure. Lessee may combine any additional bond required under this paragraph with the original lease bond filed under Paragraph 10.1, Lease Bond Required.

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10.3	Release of Additional Bond. Any additional bond required by Lessor pursuant to 10.2, Reclamation Bonding, may be released by Lessor at any time and shall be released no later than the time of final bond release by UDOGM with respect to the Leased Premises.
11.	WATER RIGHTS.
11.1	Water Rights in Name of Lessor. If Lessee files to appropriate water for coal mining operations on the Leased Premises, the filing for such water right shall be made by Lessee in the name of Lessor at no cost to Lessor, and such water right shall become an appurtenance to the Leased Premises, subject to Lessee’s right to use such water right at no cost during the term of this Lease.

11.2	Option to Purchase. If Lessee purchases or acquires an existing water right for coal mining operations on the Leased Premises, Lessor shall have the option to acquire that portion of such water right as was used on the Leased Premises upon expiration or termination of this Lease. The option price for such water right shall be the fair market value of the water right as of the date of expiration or termination of this Lease. Upon expiration or termination of this Lease, Lessee shall notify Lessor in writing of all water rights purchased or acquired by Lessee for coal mining operations on the Leased Premises and its estimate of the fair market value of such water right. Lessor shall then have forty-five (45) days to exercise its option to acquire the water by payment to Lessee of the estimated fair market value. If Lessor disagrees with Lessee’s estimate of fair market value, Lessor shall notify Lessee of its disagreement within the 45 day option exercise period. The fair market value of the water right shall then be appraised by a single appraiser mutually acceptable to both parties, which appraisal shall be final and not subject to review or appeal. If the parties cannot agree upon the choice of an appraiser, the fair market value of the water right shall be determined by a court of competent jurisdiction. Conveyance of any water right pursuant to this paragraph shall be by quit claim deed.
12.	ASSIGNMENT OR SUBLEASE; OVERRIDING ROYALTIES.
12.1	Consent Required. Lessee shall not assign or sublease this Lease in whole or in part, or otherwise assign or convey any rights or privileges granted by this Lease, including, without limitation, creation of overriding royalties or production payments, without the prior written consent of Lessor. Any assignment, sublease or other conveyance made without prior written consent of Lessor shall have no legal effect unless and until approved in writing by Lessor. Exercise of any right with respect to the Leased Premises in violation of this provision shall constitute a default under this Lease.

12.2	Binding Effect. All of the terms and provisions of this Lease shall be binding upon and shall inure to the benefit of their respective successors, assigns, and sublessees.

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12.3	Limitation on Overriding Royalties. Lessor reserves the right to disapprove the creation of an overriding royalty or production payment that would, in Lessor’s reasonable discretion, constitute an unreasonable economic burden upon operation of the Lease. In exercising its discretion to disapprove the creation of an overriding royalty, Lessor shall consult with Lessee and any third parties involved and shall prepare findings to evidence the basis of its decision. Cumulative overriding royalties of 2% or less shall be deemed presumptively reasonable unless special circumstances are shown by Lessor to exist.
13.	OPERATIONS.
13.1	Permitting. Before Lessee commences exploration, drilling, or mining operations on the Leased Premises, it shall have obtained such permits and posted such bonds as may be required under applicable provisions of the Utah Coal Mining and Reclamation Act, the Surface Mining Control and Reclamation Act, and associated regulations, together with applicable regulations of the surface management agency. Lessee shall maintain any required permits in place for the duration of mining operations and reclamation. Upon request, Lessee shall provide Lessor with a copy of all regulatory filings relating to permitting matters.

13.2	Plan of Operations. Prior to the commencement of any underground mining operations on the Leased Premises, Lessee shall obtain Lessor’s approval of a plan of operations for the Leased Premises. The plan of operations shall contain all information required to be contained in a federal Resource Recovery and Protection Plan, as described in 43 C.F.R. • 3482. l (b) and (c) (1998). Lessor may modify the proposed plan of operations as is needed to insure that there is no waste of economically recoverable coal reserves contained on the Leased Premises. In this context “waste” shall mean the inefficient utilization of, or the excessive or improper loss of an otherwise economically recoverable coal resource. Lessor shall notify Lessee in writing of its approval or modifications of the plan of operations. The plan of operations submitted by Lessee shall be deemed approved by Lessor if Lessor has not otherwise notified Lessee within sixty (60) days of filing.

13.3	Plan of Operations - Modification. In the event that material changes are required to the plan of operations during the course of mining, Lessee shall submit a modification of the plan of operations to the Lessor. Routine adjustments to the plan of operations based upon geologic circumstances encountered during day-to-day mining operations do not require the submission of a modification. If the proposed changes require emergency action by Lessor, then the Lessee shall so notify the Lessor at the time of submission of the modification and the parties shall use their best efforts to meet the Lessee’s time schedule regarding implementation of the changes. Non-emergency modifications will be reviewed promptly by Lessor to insure that there is no waste of economically recoverable coal reserves pursuant to the plan of operations, as modified, and Lessor shall notify lessee in writing of its approval or modification of the proposed modification.

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13.4	Mine Maps. Lessee shall maintain at the mine office clear, accurate, and detailed maps of all actual and planned operations prepared and maintained in the manner prescribed by 43 C.F.R. 3482.3 (1998). Lessee shall provide copies of such maps to Lessor upon request.

13.5	Good Mining Practices. Lessee shall conduct exploration and mining operations on the Leased Premises in accordance with standard industry operating practices, and shall avoid waste of economically recoverable coal. Lessee shall comply with all regulations and directives of the Mine Safety and Health Administration or successor agencies for the health and safety of employees and workers. Lessee shall further comply with the performance standards for underground resource recovery set forth at 43 C.F.R. 3484.1 (c) (1998); provided, however, that Lessor may waive such standards from time to time in its reasonable discretion, upon request by Lessee. Coal shall be mined from this Lease by underground methods only.

13.6	Mining Units. Lessor may approve the inclusion of the Leased Premises in a mining unit with federal, private or other non-state lands upon terms and conditions that it deems necessary to protect the interests of the Lessor, including without limitation segregation of production, accounting for commingled coal production, and minimum production requirements or minimum royalties for the Leased Premises.
14.	EQUIPMENT; RESTORATION.
14.1	Equipment. Upon termination of this Lease, Lessee shall remove, and shall have the right to remove, all improvements, equipment, stockpiles, and dumps from the Leased Premises within six (6) months; provided, however, that Lessor may, at Lessor’s sole risk and expense, and subject to Lessee’s compliance with requirements imposed by UDOGM and MSHA, require Lessee to retain in place underground timbering supports, shaft linings, rails, and other installations reasonably necessary for future mining of the Leased Premises. All improvements and equipment remaining on the Leased Premises after six (6) months may be deemed forfeited to Lessor upon written notice of such forfeiture to Lessee. Lessee may abandon underground improvements, equipment of any type, stockpiles and dumps in place if such abandonment is in compliance with applicable law, and further provided that Lessee provides Lessor with financial or other assurances sufficient in Lessor’s reasonable discretion to protect Lessor from future environmental liability with respect to such abandonment or any associated hazardous waste spills or releases. Lessee shall identify and locate on the mine map the location of all equipment abandoned on the Lease Premises.

14.2	Restoration and Reclamation. Upon termination of this Lease, Lessee shall reclaim the Leased Premises in accordance with the requirements of applicable law, including mine permits and reclamation plans on file with UDOGM. Lessee shall further abate any hazardous condition on or associated with the Leased Premises. Lessee and representatives of all governmental agencies

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having jurisdiction shall have the right to re-enter the Leased Premises for reclamation purposes for a reasonable period after termination of the Lease.
15.	DEFAULT
15.1	Notice of Default; Termination. Upon Lessee’s violation of or failure to comply with any of the terms, conditions or covenants set forth in this Lease, Lessor shall notify Lessee of such default by registered or certified mail, return receipt requested, at the last address for Lessee set forth in Lessor’s files. Lessee shall then have thirty (30) days, or such longer period as may be granted in writing by Lessor, to either cure the default or request a hearing pursuant to the Lessor’s administrative adjudication rules. In the event Lessee fails to cure the default or request a hearing within the specified time period, Lessor may cancel this Lease without further notice to or appeal by Lessee.

15.2	Effect of Termination. The termination of this Lease for any reason, whether through expiration, cancellation or relinquishment, shall not limit the rights of the Lessor to recover any royalties and/or damages for which Lessee may be liable, to recover on any bond on file, or to seek injunctive relief to enjoin continuing violations of the Lease terms. No remedy or election under this Lease shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies available under this Lease, at law, or in equity. Lessee shall surrender the Leased Premises upon termination; however, the obligations of Lessee with respect to reclamation, indemnification and other continuing covenants imposed by this Lease shall survive the termination.
16.	MISCELLANEOUS PROVISIONS.
16.1	Indemnity. Except as limited by paragraph 7.2, Inspection, Lessee shall indemnify and hold Lessor harmless for, from and against each and every claim, demand, liability, loss, cost, damage and expense, including, without limitation, attorneys’ fees and court costs, arising in any way out of Lessee’s occupation and use of the Leased Premises, including without limitation claims for death, personal injury, property damage, and unpaid wages and benefits. Lessee further agrees to indemnify and hold Lessor harmless for, from and against all claims, demands, liabilities, damages and penalties arising out of any failure of Lessee to comply with any of Lessee’s obligations under this Lease, including without limitation attorneys’ fees and court costs.

16.2	Interest. Except as set forth in paragraph 4, BONUS BID, interest shall accrue and be payable on all obligations arising under this Lease at such rate as may be set from time to time by rule enacted by Lessor. Interest shall accrue and be payable, without necessity of demand, from the date each such obligation shall arise.

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16.3	Suspension. In the event that Lessor in its reasonable discretion determines that suspension is necessary in the interests of conservation of the coal resource, or if Lessee has been prevented from performing any of its obligations or responsibilities under this Lease or from conducting mining operations by labor strikes, fires, floods, explosions, riots, any unusual mining casualties or conditions, Acts of God, government restrictions or orders, severe weather conditions, or other extraordinary events beyond its control, then the time for performance of this Lease by Lessee shall be suspended during the continuance of such acts which prevent performance, excepting any payments due and owing to Lessor.

16.4	Consent to Suit; Jurisdiction, (i) this Lease shall be governed by the laws of the State of Utah; (ii) Lessor and Lessee agree that all disputes arising out of this Lease shall be litigated only in the Third Judicial District Court for Salt Lake County, Utah; (iii) Lessee consents to the jurisdiction of such court; and (iv) Lessee shall not bring any action against Lessor without exhaustion of available administrative remedies and compliance with applicable requirements of the Utah Governmental Immunity Act.

16.5	No Waiver. No waiver of the breach of any provision of this Lease shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Lease, nor shall the acceptance of rentals or royalties by Lessor during any period of time in which Lessee is in default be deemed to be a waiver of such default.

16.6	Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

16.7	Entire Lease. This Lease, together with any attached stipulations, sets forth the entire agreement between Lessor and Lessee with respect to the subject matter of this Lease. No subsequent alteration or amendment to this Lease shall be binding upon Lessor and Lessee unless in writing and signed by each of them.

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     IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereinabove first written.

THE STATE OF UTAH, acting by and through
the SCHOOL AND INSTITUTIONAL TRUST
APPROVED AS TO FORM:	LANDS ADMINISTRATION (“LESSOR”)
MARK L. SHURTLEFF
ATTORNEY GENERAL	THOMAS B. FADDIES
DIRECTOR/MINERALS

By:	/s/ ILLEGIBLE	/s/ Thomas B. Faddies
Date:	1/18/08
School & Institutional Trust Lands Administration - LESSOR

ARK LAND COMPANY (“LESSEE”)

By:	/s/ ILLEGIBLE
Its:	President

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STATE OF UTAH	)
	:	ss.
COUNTY OF SALT LAKE	)
     On the 18 day of January, 2008, personally appeared before me Thomas B. Faddies who being by me duly sworn did say that he is Assistant Director of the School and Institutional Trust Lands Administration of the State of Utah and the signer of the above instrument, who duly acknowledged that he executed the same.
Given under my hand and seal this 18th day of January 2008.

/s/ Alice K. Kearney

Notary Public
Residing at:

My commission expires: 5/25/2010

STATE OF MISSOURI	)
: ss.
COUNTY OF St. LOUIS	)
     On the 21st day of January, 2008, personally appeared before me Steven E. McCordy, who being duly sworn did say that he is an officer of Ark Land Company and that said instrument was signed in behalf of said corporation by resolution of its Board of Directors, and said that he acknowledged to me that said corporation executed the same.
Given under my hand and seal this 21st day of January, 2008

/s/ Carla A. Veizer

Notary Public
Residing at:

My commission expires: 10/28/2010